EXHIBIT 8.1

Stan Jeong-Ha Lee CPA

2160 North Central Rd. Suite 209 Fort Lee NJ 07024

P.O. Box 436402 San Diego CA 92143-6402

619-623-7799 Fax 619-564-3408 E-mail: stan2u@gmail.com

Securities and Exchange Commission

450 Fifth Street, NW

Washington, D.C. 20549

Re:	View on Two, Inc. (“Registrant”)

Commissioners:

We have read the statements made by Registrant, which we understand will be filed with the Securities and Exchange Commission under “Experts” on the S-1 Registration Statement filed by the Registrant. We agree with the statements concerning our Firm in such Form S-1. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Stan Jeong-Ha Lee, CPA
Stan Jeong-Ha Lee, CPA
Fort Lee, New Jersey
August 6, 2013